                                                                    EXHIBIT 5.1


                               September 7, 2000


International Remote Imaging Systems, Inc.
9162 Eton Avenue
Chatsworth, California  91311


         Re: Employee Stock Purchase Plan; 1998 Stock Option Plan, as amended
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Ladies and Gentlemen:

     We have acted as counsel to International Remote Imaging Systems, Inc., a Delaware corporation (the "COMPANY"), in connection with its Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission with respect to the registration of 800,000 shares of the Company's common stock, $.01 par value, issuable pursuant to the Company's Employee Stock Purchase Plan (the "ESPP SHARES") and 600,000 shares of the Company's common stock, $.01 par value, issuable upon exercise of options granted under the Company's 1998 Stock Option Plan, as amended ("OPTION SHARES").

     As such counsel, we have examined such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to enable us to render this opinion. Based on the foregoing and our examination of such questions of law as we deem necessary, we are of the opinion that the ESPP Shares and Option Shares, when sold and issued in accordance with (i) the Employee Stock Purchase Plan or the 1998 Stock Option Plan, as amended, respectively, and (ii) the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. Except as set forth in this paragraph, this opinion is furnished solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.


                                         Sincerely,


                                         /s/ Guth Rothman & Christopher LLP

                                         Guth Rothman & Christopher LLP